                                                                     EXHIBIT 1.1


                               AMB PROPERTY, L.P.

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT

                                                                January 14, 2002

AMB Property, L.P.
Pier 1, Bay 1
San Francisco, California  94111

Attention: General Counsel

     Re: Distribution Agreement dated August 15, 2000 (the "Distribution
         Agreement") between AMB Property, L.P. and Morgan Stanley & Co. Incorporated and the other Agents named therein

     We agree to purchase your fixed rate Medium-Term Notes (the "Notes") having the following terms:

Principal Amount: $20,000,000               Settlement Date: January 17, 2002


Specified Currency: United States Dollars

                                            Maturity Date: January 17, 2007

Form: Book Entry                            Trade Date: January 14, 2002

Interest Payment Dates: January 17 and      Agent's Commission or Discount: .50%
July 17, commencing July 17, 2002           ($100,000)

Redemption and Repayment:  Not subject      Net Proceeds to Issuer: 99.415%
to redemption or repayment prior            ($19,883,000)
to maturity

Price to Public: 99.915% of principal       Authorized Denomination: $1,000 and
amount                                      integral multiples thereof

Interest Rate: 5.90%                        Regular Record Dates: January 2 and
                                            July 2, commencing July 2, 2002

Other/Additional Terms: The notes will
initially be limited to $20,000,000 in
aggregate principal amount. AMB
Property, L.P. may, without the consent
of existing noteholders, create and
issue additional notes with the same
terms as the notes issued hereunder so
that the additional notes will be
consolidated and form a single series
with this initial issuance of notes.


     With respect to this issuance only, for all purposes with respect to the Notes and the Guarantees and the purchase and issuance thereof, we shall be deemed to be a party to and an Agent under the Distribution Agreement, as reflected on the letter attached as Schedule I hereto, and shall, without limitation of the foregoing, be entitled to the benefit of the representations, warranties, covenants and agreements of AMB Property, L.P. and AMB Property Corporation contained therein. The provisions of Sections 1, 2(b), 2(c), 3 through 6, and 9 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

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     This Terms Agreement may be terminated at any time by any party upon the giving of written notice of such termination to the other parties herein, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of the Distribution Agreement shall not require termination of this Terms Agreement, and the termination of this Terms Agreement shall not require termination of the Distribution Agreement. This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6, 9, 10 and 13 of the Distribution Agreement shall survive for the purposes of this Agreement.

     On the Settlement Date, the following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement shall be delivered to Lehman Brothers Inc. ("Lehman"): (i) reliance letter of Latham & Watkins permitting Lehman to rely upon the opinion of Latham & Watkins, dated December 19, 2000, addressed to the Agents therein, (ii) reliance letter of Tamra D. Browne, General Counsel to AMB Property, L.P., permitting Lehman to rely upon the opinion of Tamra D. Browne, dated December 19, 2000, addressed to the Agents therein, and (iii) certificate on behalf of the AMB Property Corporation referred to in Section 4(c). In addition, a certificate of the Secretary of AMB Property, L.P. and AMB Property Corporation shall be delivered to Lehman.

                                                LEHMAN BROTHERS INC.


                                                By: /s/ Martin Goldberg
                                                    ----------------------------
                                                    Name:  Martin Goldberg
                                                    Title: Senior Vice President

ACCEPTED AND AGREED

AMB PROPERTY, L.P.

By: AMB Property Corporation,
    its General Partner

    By: /s/ Michael A. Coke
        -------------------------------
        Name:  Michael A. Coke
        Title: Executive Vice President



AMB PROPERTY CORPORATION

    By: /s/ Michael A. Coke
        -------------------------------
        Name:  Michael A. Coke
        Title: Executive Vice President

                                   Schedule I

                                January 14, 2002

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, N.Y. 10036

and

the other Agents listed on
Exhibit A hereto

     Re: Addition of Lehman Brothers Inc. as Agent under Distribution Agreement

Dear Sirs:

     We hereby notify you that we have added Lehman Brothers Inc. ("Lehman") as an Agent under the Distribution Agreement dated August 15, 2000 between the Agents set forth on Schedule II thereto, AMB Property, L.P. and AMB Property Corporation (the "Distribution Agreement") with respect to the sale (the "Sale") of $20,000,000 principal amount of medium-term notes to Lehman as principal. Lehman has been added as an Agent only with respect to the Sale. This notice shall constitute a supplement to the Distribution Agreement.

     By signing below, the undersigned Agents under the Distribution Agreement hereby waive the notice specified in Section 11 of the Distribution Agreement with respect to such addition of Lehman as an Agent as set forth above.

                                            AMB PROPERTY, L.P.

                                            By: AMB Property Corporation,
                                                its General Partner


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            AMB PROPERTY CORPORATION

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


Accepted and Acknowledged:

Morgan Stanley & Co. Incorporated

By:
    --------------------------------
    Name:
    Its:


Banc of America Securities LLC

By:
    --------------------------------
    Name:
    Its:


Banc One Capital Markets, Inc.

By:
    --------------------------------
    Name:
    Its:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
    --------------------------------
    Name:
    Its:


J.P. Morgan Securities Inc. (as successor by merger of
J.P. Morgan Securities Inc. and Chase Securities Inc.)

By:
    --------------------------------
    Name:
    Its:


Salomon Smith Barney Inc.

By:
    --------------------------------
    Name:
    Its:

                                    Exhibit A

Banc of America Securities LLC
101 North Tryon Street
7th Floor
Charlotte, N.C.  28255

Banc One Capital Markets, Inc.
1 Bank One Plaza
Chicago, IL.  60670

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
250 Vesey Street
New York, N.Y.  10281

J.P. Morgan Securities Inc.
270 Park Avenue
New York, N.Y.  10017

Salomon Smith Barney Inc.
388 Greenwich Street
32nd Floor
New York, N.Y.  10013